UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2014

MED-CANNABIS PHARMA INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54770	45-0704149
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2544 Tarpley Road Suite 12, Carrollton, TX 75006
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  214-666-8364

__________________________________

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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 ITEM 1.01 Entry into a Material Definitive Agreement

On November 17, 2014, Med-Cannabis Pharma, Inc. (the “Company”), through its wholly-owned subsidiary, Medical Management Systems, Inc. (“MMS”), an Oregon corporation, entered into purchase agreements to acquire two medical marijuana dispensaries in Oregon. One dispensary is located in Bend, Oregon and the second is on the Central Coast of Oregon. The price for the Bend dispensary was $55,000 and the price of the second dispensary was $42,500. All of the funds necessary to close these transactions have been deposited into escrow. The transactions will close upon completion of the audits of both dispensaries, anticipated to occur before the end of the first quarter of 2015.

In the interim, prior to closing of the transactions and while the audits are being completed, MMS has begun managing the operations of the dispensaries. MMS has hired a total of five new employees in connection with operation of the dispensaries.

ITEM 7.01 FD Disclosure

(a)         The Company issued a press release on November 17, 2014, a copy of which is attached hereto as an exhibit.

(b)         The information contained in this Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such filing.

ITEM 8.01 Other Events

The Company has secured additional credit under its current $200,000 line of credit. The lender has increased its line of credit to $500,000, contingent upon the Company meeting certain operational goals. The interest remains at 10% per annum, with interest only payments for the first two years unless the Company is in default under the terms of the loan. The note is secured by the assets of the Company.

ITEM 9.01 Financial Statements and Exhibits

Exhibit No.     Description of Exhibit

99(xv)*           November 17, 2014 Press Release

__________

*filed herewith

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized

November 17, 2014	MED-CANNABIS PHARMA, INC.

/s/ Graciela Moreno

Graciela Moreno, CEO

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